SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2016

CLEAN ENERGY TECHNOLOGIES, INC.

 (Exact name of Company as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2990 Redhill Avenue Costa Mesa, CA 92626
(Address of principal executive offices)
Phone: (949) 273-4990
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

On July 6, 2016, Clean Energy Technologies, Inc., a Nevada corporation (the “Company”) filed Amended and Restated Articles with the Nevada Secretary of State to among, other changes, i) to add customary indemnification provisions for the protection of directors and officers to enable the Company to attract and retain qualified personnel and ii) increase its authorized capital to Four Hundred Ten Million shares (410,000,000) of which Four Hundred Million (400,000,000) shall be shares of Common Stock, par value $0.001 per share, and Ten Million (10,000,000) shall be shares of Preferred Stock, par value $0.001 per share with fifteen thousand (15,000) of such shares being designated as Series D Preferred Stock. The Increase in Authorized was effective with the Nevada Secretary of State on July 6, 2016, when the Amended and Restated Articles were filed. The Increase in Authorized was approved by the Board of Directors and the shareholders holding a majority of the total issued and outstanding shares of common stock on June 30, 2016 and June 24, 2016, respectively.

On June 30, 2016, the Company also amended its By-Laws as follows:

 Sections 2.10 – not requiring any particular form of notice of stockholder actions, but deferring to applicable law (e.g., 14C if applicable, but without specific incorporation), Section 2.4 and multiple sections – defining appropriately and conforming use of “Nevada Corporations Code”, Section 3.2 – number of directors, Section 3.8 – shortening the time for notice for special board meetings, Section 5.1 – creating the office of Executive Chairman, and Section 9.1 – limiting amendments of Section 5.1.

The foregoing description of the terms of the Amended and Restated Articles and the amended By-Laws of the Company, dated June 30, 2016 and June 30, 2016, respectively, are qualified in their entirety by reference to the provisions of the Amended and Restated Articles and amended By-Laws as filed as Exhibit 3.1 and Exhibit 3.2, which are incorporated by and referenced herein.

Item 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles dated, July 6, 2016, filed with the Nevada Secretary of State
3.2	Amended By-Laws, dated June 30, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Energy Technologies, Inc.

Date: July 6, 2016

By: /s/ Meddy Sahebi

Meddy Sahebi

Executive Chairman